Exhibit 99.1

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

(RELATIVE TSR AND REVENUE GROWTH)

UNDER THE ZENDESK, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

Target
No. of Restricted Stock Units:

Maximum No. of
Restricted Stock Units:	[ ]% OF TARGET

Grant Date:

Performance Measurement
Period:	______________, 202[_]	to _____________, 202[_]

Pursuant to the Zendesk, Inc. 2014 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Zendesk, Inc. (the “Company”) hereby grants an award (the “Award”) of the target number of Restricted Stock Units listed above assuming target performance (the “Target Award”) (and up to the maximum number of Restricted Stock Units listed above), with the actual number of RSUs earned to be based on actual performance and continued services to the Company as more specifically covered below, to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company. The Award shall be governed by and subject to the terms of the Plan and this Performance Restricted Stock Unit Award Agreement (the “Award Agreement”) including any additional terms and conditions for the Grantee’s country set forth in any appendix to this Award Agreement (the “Appendix”) (together with the Award Agreement, the “Agreement”).

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in this Award Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2. Vesting of Restricted Stock Units. Except as otherwise provided herein, Eligible PSUs shall commence vesting as follows: 25% of the Eligible PSUs shall vest upon _____________, 202[_], and the remaining 75% of the Eligible PSUs shall vest in 36 equal monthly installments thereafter commencing _______________, 202[_], in each case so long as the Grantee remains an employee or other service provider with the Company or a Subsidiary on such dates (each, a “Vesting Date”). “Eligible PSUs” are Restricted Stock Units for which the performance metrics (to be set forth on a separate document (the “Performance Metrics Addendum”)) are achieved. Promptly following the conclusion of the Performance Measurement

Period, but in no event later than 60 days thereafter, the Administrator shall certify whether and to what extent such performance metrics were achieved and determine the Performance Percentage (to be defined in the Performance Metrics Addendum) and the number of Restricted Stock Units subject to this Award, if any, that shall become Eligible PSUs. Upon the date of such determination by the Administrator (the “Determination Date”), the Grantee shall automatically forfeit all Restricted Stock Units subject to this Award that are not deemed to be Eligible PSUs.    Notwithstanding the foregoing, in the event the Grantee is terminated by the Company for Cause (as defined in the CiC Plan) on or prior to the Determination Date, “Eligible PSUs” shall automatically be zero shares regardless of actual achievement or the Grantee’s employment through any prior vesting dates.

The Administrator may at any time accelerate or modify the vesting schedule specified in this Paragraph 2.

3. Termination of Service Relationship.

(i) Except as otherwise provided in this Section 3 or the Company’s Death and Leave of Absence Policy, if the Grantee’s service relationship with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to the end of the Performance Measurement Period, all Restricted Stock Units subject to this Award shall immediately and automatically be forfeited and returned to the Company.

For purposes of the Award, the Grantee’s service relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s service agreement, if any). Unless otherwise determined by the Company, the Grantee’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of his or her Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).

(ii) Notwithstanding the foregoing, if the Grantee’s employment or service relationship with the Company and its Subsidiaries is terminated due to a Qualified Termination (as defined in the Company’s Change in Control Acceleration Plan, as may be amended from time to time (the “CiC Plan”)), then 100% of the then-unvested Eligible PSUs shall immediately vest as of the Date of Termination (as defined in the CiC Plan).

(iii) Upon the Grantee’s continued service relationship with the Company or a Subsidiary through the consummation of a Sale Event that occurs prior to the end of the Performance Measurement Period, the Performance Measurement Period shall end immediately prior to the consummation of the Sale Event and the Performance Percentage shall be determined in accordance with the rules applicable to a Sale Event to be set forth in the Performance Metrics Addendum, and the resulting Eligible PSUs shall be eligible to time-vest as set forth in Section 2 above.

4. Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to this Award Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company or, if different, any Subsidiary for which the Grantee renders services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of any shares of Stock acquired under the Plan and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy their withholding obligations, if any, with regard to all Tax-Related Items by one or a combination of the following:

(1)	withholding from the Grantee’s wages or other cash compensation payable to the Grantee by the Company and/or the Service Recipient; or

(2)

withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(3)	withholding in shares of Stock to be issued upon settlement of the Restricted Stock Units; or

(4)	any other method deemed by the Company to comply with applicable laws.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash through the Service Recipient’s normal payroll processes (with no entitlement to the equivalent in Stock) or, if not refunded, the Grantee may seek a refund from the local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares subject to the vested Restricted Stock Units, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Stock if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s service relationship at any time.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:

(i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(ii) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(iii) all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;

(iv) the Award and the Grantee’s participation in the Plan shall not be interpreted as forming a service contract with the Company;

(v) the Grantee is voluntarily participating in the Plan;

(vi) the Award and any shares of Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(vii) the Award and any shares of Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar mandatory payments;

(viii) unless otherwise agreed with the Company, the Award and any shares of Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of the Service Recipient or any other Subsidiary or affiliate;

(ix) the future value of the shares of Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(x) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s service agreement, if any);

(xi) unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock; and

(xii) the following provisions apply only if the Grantee is providing services outside the United States:

(i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; and

(ii) neither, the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Data Privacy. Unless the Grantee is subject to the data privacy provisions contained in the Appendix attached hereto, the Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Company, the Service Recipient and any other Subsidiary for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company, the Service Recipient and any other Subsidiary may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, purchased, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Grantee understands that Data will be transferred to the stock plan service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that, if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Grantee may elect to deposit any shares of Stock received upon vesting of the Restricted Stock Units. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that, if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her service relationship with the Company, the Service Recipient or any other Subsidiary will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Grantee or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

13. Governing Law; Venue. The Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, including any courts where this grant is made and/or to be performed.

14. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15. Language. The Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18. Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

19. Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, the Grantee’s country and any stock plan service provider’s country, which may affect the Grantee’s ability to, directly or indirectly, acquire or sell, or attempt to sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Grantee should consult with his or her personal advisor on this matter.

20. Foreign Asset/Account Reporting Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Grantee’s ability to acquire or hold shares of Stock or cash received from participating in the Plan (including the proceeds of dividends paid on shares of Stock) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country within a certain time after receipt. The Grantee acknowledges that it is his or her responsibility to comply with such regulations, and the Grantee should consult with his or her personal advisor on this matter.

21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Stock issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Clawback Policy. In accepting this Award, the Grantee acknowledges, understands, and agrees that this Award, as well as all other Awards previously granted to the Grantee, whether vested or exercised (as applicable), shall be subject to the terms and conditions of the Company’s clawback policy, as in effect from time to time.

23. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other Plan participant.

ZENDESK, INC.

By:
Title:

The Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated: _________________________
Grantee’s Signature

Grantee’s name and address:

APPENDIX

TO THE

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and the Award Agreement.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award if the Grantee works and/or resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing, is considered a resident of another country for local law purposes or the Grantee transfers employment and/or residency to a different country after the Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Grantee.

Notifications

This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Grantee vests in the Restricted Stock Units or sells any shares of Stock issued at settlement of the Award.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is strongly advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

Finally, if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency to a different country after the Award is granted, the notifications contained in this Appendix may not be applicable to the Grantee in the same manner.

EUROPEAN UNION/EUROPEAN ECONOMIC AREA/UNITED KINGDOM

Terms and Conditions

Data Privacy Notification. This section replaces Paragraph 12 of the Award Agreement:

(a) The Grantee is hereby notified of the collection, use and transfer outside of the European Union, European Economic Area or the United Kingdom, as described in this Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company, the Service Recipient and its other Subsidiaries for the exclusive and legitimate purpose of implementing, administering and managing my participation in the Plan. As such, by accepting the Restricted Stock Units, the Grantee acknowledges the collection, use, processing and transfer of Personal Data as described herein. The legal basis, where required, for the data processing is the Company’s legitimate business interest.

(b) The Company and the Service Recipient hold certain personally identifiable information about the Grantee, specifically, his or her name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any common shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to common shares awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“ Personal Data”). The Personal Data may be provided by the Grantee or collected, where lawful, from third parties. The Company or the Service Recipient each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing the Grantee’s participation in the Plan and meeting related legal obligations associated with these actions.

(c) The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and other aspects of the employment relationship and for the Grantee’s participation in the Plan.

(d) The Company and the Employer will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and the Company will further transfer Personal Data to Charles Schwab Stock Plan Services which is assisting the Company with the administration of the Plan. The Company may further transfer Personal Data to other third parties that the Company may engage to assist with the administration of the Plan from time to time. These recipients may be located in the European Economic Area, the United Kingdom, or elsewhere throughout the world, such as the United States.

(e) By accepting the Restricted Stock Units, the Grantee understands that these recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any shares acquired pursuant to the Plan. The Grantee further understands that he or she may request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data by contacting his or her local human resources manager or the Company’s human resources department. When transferring Personal Data to these potential recipients, the Company and the Service Recipient provide appropriate safeguards in accordance with EU Standard Contractual Clauses or other legally binding and permissible arrangements. The Grantee may request a copy of such safeguards from the Grantee’s local human resources manager or the Company’s human resources department.

(f) To the extent provided by law, the Grantee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Grantee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing the Grantee’s human resources manager. The Grantee’s provision of Personal Data is a contractual requirement. The Grantee understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to grant other equity awards or administer or maintain such awards. For more information on the consequences of the Grantee’s refusal to provide Personal Data, he or she understands that he or she may contact his or her local human resources manager or the Company’s human resources department.

(g) When the Company and the Service Recipient no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Grantee can no longer be identified from it.

AUSTRALIA

Notifications

Securities Law Information. If the Grantee acquires shares of Stock pursuant to this Award and he or she offer his or her shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee should obtain legal advice on his or her disclosure obligations prior to making any such offer. The Grantee’s Restricted Stock Units are subject to the additional terms and conditions set forth in the Australian Offer Document and the specific relief instrument issued by the Australian Securities and Instruments Commission.

Exchange Control Information. Exchange control reporting is required for inbound cash transactions exceeding A$10,000 and inbound international fund transfers of any value, which do not involve an Australian bank.

Tax Deferral. This Agreement is intended to qualify for deferred taxation treatment.

BRAZIL

Terms and Conditions

Nature of Grant. The following provisions supplement Paragraph 10 of the Award Agreement.

By accepting this Award, the Grantee acknowledges, understands and agrees that (i) the Grantee is making an investment decision, (ii) the Grantee will be entitled to vest in this Restricted Stock Unit, and receive shares of Stock pursuant to this Restricted Stock Unit, only if the vesting conditions are met and any necessary services are rendered by the Grantee between the Grant Date and the vesting date(s), and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease without compensation to the Grantee.

Compliance with Law. By accepting this Award, the Grantee acknowledges, understands and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting and settlement of the Award, the receipt of any dividends, and the sale of shares of Stock acquired under the Plan.

Notifications

Exchange Control Information. If the Grantee is a resident or is domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil, including any shares of Stock acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$1,000,000 (as of January 1, 2021). Quarterly reporting is required if such amount exceeds US$100,000,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

CANADA

Terms and Conditions

Settlement in Shares Only. Notwithstanding any provision in the Plan or the Award Agreement, this Award shall be settled only in shares of Stock and shall not entitle the Grantee to any cash payment.

Termination of Service Relationship. The following provision replaces the second paragraph of Paragraph 3 of the Award Agreement:

For purposes of the Award, the Grantee’s service relationship will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s service agreement, if any) as of the date that is the earliest of (1) the date the Grantee’s service relationship is terminated, (2) the date the Grantee receives notice of termination from the Service Recipient, or (3) the date the Grantee is no longer actively providing service to the Company or any Subsidiary, regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of this Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Grantee’s right to vest in the Award, if any, will terminate effective upon the expiration of the minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of the statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.

The following provisions will apply if the Grantee is a resident of Quebec:

French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements Paragraph 12 of the Award Agreement:

The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan. The Grantee further authorizes the Company, the Service Recipient and any of their respective affiliates and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Grantee further authorizes the Company, the Service Recipient and any of their respective affiliates to record such information and to keep such information in the Grantee’s employee file.

Notifications

Securities Law Information. The Grantee will not be permitted to sell or otherwise dispose of the shares of Stock acquired upon vesting of the Restricted Stock Units within Canada. The Grantee will only be permitted to sell or dispose of any shares of Stock if such sale or disposal takes place outside of Canada through the facilities of the New York Stock Exchange on which the shares of Stock are listed or through such other exchange on which the shares of Stock may be listed in the future.

DENMARK

Terms and Conditions

Stock Option Act. By accepting this Award, the Grantee acknowledges that he or she received an Employer Statement (attached immediately below), translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent that the Act applies to the Restricted Stock Units.

The Act has been amended effective January 1, 2019, and the Grantee acknowledges that any grants of Restricted Stock Units made on or after January 1, 2019 are subject to the rules of the amended Act. Accordingly, the Grantee agrees that the treatment of the Restricted Stock Units upon the termination of the Grantee’s service relationship is governed solely by Paragraph 3 of the Award Agreement and any corresponding provisions in the Plan. The relevant termination provisions are also detailed in the Employer Statement.

Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If the Grantee is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, the Grantee will not be subject to the Act and the Employer Statement will not apply to him or her.

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding Zendesk, Inc.’s (the “Company’s”) restricted stock unit program in a separate written statement.

This statement contains only the information required to be mentioned under the Act while the other terms and conditions of your restricted stock unit grant are described in detail in the 2014 Stock Option and Incentive Plan (the “Plan”) and the Performance Restricted Stock Unit Award Agreement (the “Agreement”), which have been given to you.

1. Date of grant of unfunded right to receive stock upon satisfying certain conditions

The grant date of your restricted stock units is the date that the Board of Directors of the Company (the “Board”) or a committee thereof (the “Committee”) approved a grant for you and determined it would be effective.

2. Terms or conditions for grant of a right to future award of stock

The grant of restricted stock units will be at the sole discretion of the Board or the appropriate Committee. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to make any grants of restricted stock units to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future restricted stock unit or other equity awards.

3. Vesting Date or Period

Generally, your restricted stock units will vest over a number of years, as provided in your Agreement. Your restricted stock units shall be converted into an equivalent number of shares of the common stock of the Company upon vesting.

4. Exercise Price

No exercise price is payable upon the vesting of your restricted stock units and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.

5. Your rights upon termination of employment

If your service relationship with the Company and its subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in the Agreement, any restricted stock units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither you nor any of your successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such restricted stock units.

6. Financial aspects of participating in the Plan

The grant of restricted stock units has no immediate financial consequences for you. The value of the restricted stock units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stocks will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Zendesk, Inc.

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om aktieordningen vedrørende Restricted Stock Units hos Zendesk, Inc. (“Selskabet”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af Restricted Stock Units er nærmere beskrevet i “2014 Stock Option and Incentive Plan” (“Planen”) og i “Restricted Stock Unit Award Agreement” (“Agreement”), som du har fået udleveret.

1. Tidspunkt for tildeling af den vederlagsfri ret til at modtage aktier mod opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine Restricted Stock Units er den dato, hvor Selskabets Bestyrelse eller et bestyrelsesudvalg (“Udvalget”) godkendte din tildeling og besluttede, at den skulle træde i kraft.

2. Kriterier eller betingelser for tildeling af retten til senere at få tildelt aktier

Tildelingen af Restricted Stock Units sker efter bestyrelsens eller det relevante bestyrelsesudvalgs eget skøn. Medarbejdere i Selskabet og dets datterselskaber kan deltage i Planen. Selskabet kan frit vælge fremover ikke at tildele dig Restricted Stock Units. I henhold til bestemmelserne i Planen og Agreement har du ikke nogen ret til eller noget krav på fremover at få tildelt Restricted Stock Units eller at få andre aktietildelinger.

3. Modningstidspunkt eller -periode

Dine Restricted Stock Units modnes som udgangspunkt over en årrække som anført i Agreement. På modningstidspunktet konverteres dine Restricted Stock Units til et tilsvarende antal ordinære aktier i Selskabet.

4. Udnyttelseskurs

Der betales ingen udnyttelseskurs i forbindelse med modning af dine Restricted Stock Units, og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.

5. Din retsstilling i forbindelse med fratræden

Hvis dit ansættelsesforhold i Selskabet og dets datterselskaber ophører uanset årsag (herunder dødsfald eller uarbejdsdygtighed), inden de i Aftalen nævnte modningsbetingelser er opfyldt, bortfalder eventuelle Restricted Stock Units, som endnu ikke er modnet på dette tidspunkt, automatisk og uden varsel, og hverken du eller dine retsefterfølgere, arvinger, omsætningserhververe eller personlige stedfortrædere vil herefter have nogen ret til disse Restricted Stock Units.

6. Økonomiske aspekter ved at deltage i Planen

Tildelingen af Restricted Stock Units har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Restricted Stock Units indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Zendesk, Inc.

FRANCE

Term and Conditions

Language Consent. By accepting the Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided to the Grantee in English. The Grantee accepts the terms of those documents accordingly.

Reconnaissance Relative à la Langue Utilisée. En acceptant le attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués au Bénéficiaire en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause.

Notifications

Award Not Tax-Qualified. The Restricted Stock Units are not intended to be French tax-qualified.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Grantee is responsible for making this report, if applicable.

INDIA

Notifications

Exchange Control Information. Indian residents are required to repatriate any cash dividends paid on shares of Stock acquired under the Plan and any proceeds from the sale of such shares of Stock to India within such period of time as may be required under applicable regulations. Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation.

IRELAND

Notifications

Director Reporting Obligation. If the Grantee is a director, shadow director or secretary of a Subsidiary in Ireland, and his or her interests in the Company (e.g., Restricted Stock Units, shares of Stock) represent more than 1% of the Company’s voting share capital, the Grantee must notify the Irish Subsidiary if he or she becomes aware of the event giving rise to the notification requirement or if the Grantee becomes a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the Grantee’s spouse or children under the age of 18 (whose interests will be attributed to the Grantee if the Grantee is a director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgment. In accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement The Grantee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Award Agreement: Paragraph 2: Vesting of Restricted Stock Units; Paragraph 3: Termination of Service Relationship; Paragraph 6: Responsibility for Taxes; Paragraph 8: No Obligation to Service Relationship; Paragraph 10: Nature of Grant; Paragraph 13: Governing Law; Venue; Paragraph 14: Electronic Delivery and Acceptance; Paragraph 15: Language; Paragraph 21: Imposition of Other Requirements and the Data Privacy provision contained in this Appendix.

JAPAN

There are no country-specific provisions.

MEXICO

Terms and Conditions

Acknowledgement of the Award Agreement. By accepting this Award, the Grantee acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Appendix, which he or she has reviewed. The Grantee further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Appendix. The Grantee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Award Agreement, which clearly provides as follows:

(1)	The Grantee’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis;

(3)	The Grantee’s participation in the Plan is voluntary; and

(4)	The Company and any of its Subsidiaries or affiliates are not responsible for any decrease in the value of any shares of Stock acquired under the Plan.

Labor Law Acknowledgement and Policy Statement. By accepting this Award, the Grantee acknowledges that the Company, with registered offices at 1019 Market Street, San Francisco, California 94103, U.S.A., is solely responsible for the administration of the Plan. The Grantee further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of shares of Stock under the Plan do not constitute an employment relationship between the Grantee and the Company because the Grantee is participating in the Plan on a wholly commercial basis and his or her sole employer is Zendesk, S. de R.L. de C.V. (“Zendesk-Mexico”), located at Avenida Presidente Masarik 111 piso 1, Colonia: Polanco V Sección, Delegación: Miguel Hidalgo, Ciudad de México, CP.11560. Based on the foregoing, the Grantee expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Grantee and the employer, Zendesk-Mexico, and do not form part of the employment conditions and/or benefits provided by Zendesk-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment.

The Grantee further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation in the Plan at any time, without any liability to the Grantee.

Finally, the Grantee hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo del Otorgamiento. Al aceptar el Otorgamiento, el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Acuerdo del Otorgamiento, incluyendo este Apéndice. Además, el Beneficiario reconoce que acepta todas las disposiciones del Plan y del Acuerdo del Otorgamiento, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección “Nature of Grant” del Acuerdo del Otorgamiento, que claramente establece lo siguiente:

(1)	La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Beneficiario en lo mismo es ofrecido por la Compañía de manera completamente discrecional;

(3)	La participación del Beneficiario en el Plan es voluntaria; y

(4)	La Compañía y sus Subsidiarias o afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el Otorgamiento, el Beneficiario reconoce que la Compañía, con domicilio social en 1019 Market Street, San Francisco, California 94103, EE.UU., es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades de Acciones Restringidas y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan sobre una base totalmente comercial y de que su único patrón Zendesk, S. de R.L. de C.V. (“Zendesk-Mexico”), ubicado en Avenida Presidente Masarik 111 piso 1, Colonia: Polanco V Sección, Delegación: Miguel Hidalgo, Ciudad de México, CP.11560. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y el patrón, Zendesk-Mexico, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por Zendesk-Mexico, y cualquier modificación al Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones del empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna para el Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía y sus Subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The Award and the shares of Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to the Grantee only because of the Grantee’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present service providers of Zendesk-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. The Grantee is being offered Restricted Stock Units which, if vested, will entitle the Grantee to acquire shares of Stock in accordance with the terms of the Award Agreement and the Plan. The shares of Stock, if issued, will give the Grantee a stake in the ownership of the Company. The Grantee may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Grantee will be paid only after all creditors have been paid. The Grantee may lose some or all of the Grantee’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Grantee may not be given all the information usually required. The Grantee will also have fewer other legal protections for this investment. The Grantee should ask questions, read all documents carefully, and seek independent financial advice before committing.

The shares of Stock are quoted on the New York Stock Exchange. This means that if the Grantee acquires shares of Stock under the Plan, the Grantee may be able to sell the shares of Stock on the New York Stock Exchange if there are interested buyers. The Grantee may get less than the Grantee invested. The price will depend on the demand for the shares of Stock.

For information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, the Grantee should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investor.zendesk.com/ir-home/default.aspx.

PHILIPPINES

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Paragraph 6 of the Award Agreement:

The Grantee is hereby advised that the Company and/or the Service Recipient, or their respective agents, will satisfy their withholding obligations, if any, with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent). Notwithstanding the foregoing, the Company and the Service Recipient reserve the right to withhold applicable Tax-Related Items by any of the other methods set forth in Paragraph 6 of the Award Agreement.

Notifications

Securities Law Information. The grant of this Restricted Stock Unit is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the Stock on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and the Grantee’s local currency. The value of any shares of Stock the Grantee may acquire under the Plan may decrease below the value of the shares of Stock at vesting and fluctuations in foreign exchange rates between the Grantee’s local currency and the U.S. Dollar may affect the value any amounts due to the Grantee pursuant to the subsequent sale of any shares of Stock acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the shares of Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, the Grantee may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company’s website at http://www.zendesk.com/ir-home/default.aspx. In addition, the Grantee may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Zendesk, Inc. 1019 Market Street, San Francisco, California 94103, U.S.

The Grantee acknowledges that he or she is permitted to sell shares of Stock acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom the Grantee transfers his or her shares of Stock), provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the shares are listed.

POLAND

Notifications

Exchange Control Information. If the Grantee holds foreign securities (including shares of Stock) and maintains accounts abroad, the Grantee may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, the Grantee must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.

PORTUGAL

Terms and Conditions

Language Consent. The Grantee hereby expressly declares that he or she has full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.

Conhecimento da Lingua. O Outorgado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

SINGAPORE

Terms and Conditions

Sale of Shares of Stock. The shares of Stock subject to this Restricted Stock Unit may not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information. The grant of this Restricted Stock Unit is being made pursuant to the “Qualifying Person” exemption under Section 273(1)(f) of the SFA and is not made with a view to this Restricted Stock Unit or underlying shares of Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Reporting Obligation. If the Grantee is a director, associate director or shadow director of a Singapore Subsidiary, regardless of whether the Grantee is a Singapore resident or employed in Singapore, he or she must notify the Singapore Subsidiary in writing within two business days of: (i) receiving or disposing of an interest (e.g., Restricted Stock Units, shares of Stock) in the Company, (ii) any change in a previously disclosed interest (e.g., Restricted Stock Units, shares of Stock), or (iii) becoming a director, associate director or shadow director, if such an interest exists at the time.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Paragraph 10 of the Award Agreement:

In accepting this Restricted Stock Unit, the Grantee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary. Consequently, the Grantee understands that this Restricted Stock Unit is granted on the assumption and condition that this Restricted Stock Units and any shares of Stock acquired upon vesting of this Restricted Stock Unit are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this Restricted Stock Unit would not be granted to the Grantee but for the assumptions and conditions referred to herein; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Restricted Stock Units shall be null and void.

This Restricted Stock Units are a conditional right to shares of Stock and will be forfeited in the case of the Grantee’s termination of employment. This will be the case even if (1) the Grantee is considered to be unfairly dismissed without good cause; (2) the Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Grantee terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Grantee terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Grantee’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Grantee’s employment for any of the reasons set forth above, the Grantee will automatically lose any rights to the unvested Restricted Stock Units granted to him or her as of the date of the Grantee’s termination of employment, as described in the Plan and the Award Agreement.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. The Grantee must declare the acquisition and sale of shares of Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Grantee will not purchase or sell the shares of Stock through the use of a Spanish financial institution, the Grantee must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Stock are owned as of December 31 of each year; however, if the value of the shares of Stock or the sale proceeds exceed €1,502,530, a declaration must be filed within one month of the acquisition or sale, as applicable.

SWEDEN

Terms and Conditions

Authorization to Withhold. The following provisions supplement Paragraph 6 of the Award Agreement:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for any Tax-Related Items as set forth in Paragraph 6 of the Award Agreement, in accepting the Restricted Stock Units, the Grantee authorizes the Company to withhold shares of Stock or to sell shares of Stock otherwise issuable to the Grantee upon vesting/settlement to satisfy any Tax-Related Items regardless of whether the Company and/or the Service Recipient have an obligation to withhold any such Tax-Related Items.

THAILAND

Notifications

Exchange Control Information. Thai residents realizing cash proceeds in excess of US$1,000,000 in a single transaction from the sale of shares of Stock or dividends paid on such shares of Stock must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Grantee should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Grantee is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

Terms and Conditions

Settlement in Shares Only. Notwithstanding any provision in the Plan or the Award Agreement, this Award shall be settled only in shares of Stock and shall not entitle the Grantee to any cash payment.

Responsibility for Taxes. The following provisions supplement Paragraph 6 of the Award Agreement:

Without limitation to Paragraph 6 of the Award Agreement, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Service Recipient or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and, if different, the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification could be viewed as a loan. In this case, any income tax not collected from or paid by the Grantee within ninety (90) days of the end of the United Kingdom tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee understands that the Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Paragraph 6 of the Award Agreement.

Joint Election. As a condition of the Grantee’s participation in the Plan and vesting of the Restricted Stock Units, the Grantee shall accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Service Recipient in connection with the Award and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, the Grantee shall enter into a joint election with the Company or the Service Recipient, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections, including any such other joint elections as may be required between the Grantee and any successor to the Company and/or the Service Recipient. The Company and/or the Service Recipient may collect the Employer NICs from the Grantee by any of the means set forth in Paragraph 6 of the Award Agreement.